Exhibit 99.1

Financial Services Veteran Ken Vecchione to Become President and CEO of Encore Capital Group

- Planned Transition to Take Place as Encore Drives Next Phase of Industry Maturity -

SAN DIEGO, Calif., April 8, 2013 – Encore Capital Group (NASDAQ: ECPG) today announced that its board of directors has elected Ken Vecchione, 58, to succeed Brandon Black as chief executive officer. To effect the transition, Vecchione will serve as president while Black will continue serving as chief executive officer up through May 31, 2013, after which Black will remain available to the board and management on a consulting basis.

“Encore is very well positioned and on a clear upward trajectory to continue delivering strong results for shareholders,” said George Lund, executive chairman of Encore’s board of directors. “Ken Vecchione is a leader with more than 35 years of experience and relationships in senior management roles at large, publicly traded banking and credit card companies. With Ken’s deep and diverse background in operations, corporate strategy, risk management and regulatory affairs, we found the ideal chief executive officer to drive Encore’s future success.”

“I’m thrilled to be joining Encore at a time when the company is clearly leading the industry into its next phase of maturity,” said Vecchione. “Thanks to the depth and strength of the current management team and outstanding employees around the world, the company is performing better than it ever has. Encore is well positioned to continue delivering shareholder value, given its efficient operating platform, low-cost capital and emphasis on analytics in understanding financially distressed consumer behavior.”

Vecchione has held a number of senior positions at large financial services companies, including chief operating officer of Western Alliance Bancorporation, chief financial officer of Apollo Global Management, LLC and chief financial officer of AT&T Universal Card Services. Perhaps most notably, Vecchione served for three years as vice chairman and chief financial officer of MBNA Corporation. At the time, MBNA was the world’s largest independent credit card lender.

Last year, Black shared with the board of directors his desire to explore a new phase in his career. After more than 15 years with Encore, he felt the timing was right for a leadership change that would help take the company to the next level. Shortly thereafter, the board engaged a consulting firm to identify and evaluate potential successors. After a thoughtful and thorough search process, a final agreement was reached between the board and Vecchione for the financial services industry veteran to join Encore.

“Encore has been incredibly fortunate to have had Brandon Black at the helm for the last eight years,” Lund said. “During his tenure, the company built significant cost and operational advantages, expanded into new asset classes and made acquisitions that established Encore as the leading debt management and recovery solutions provider. Just as important, through the industry’s first Consumer Bill of Rights, Encore made bold and meaningful commitments to treat consumers with the respect they deserve.”

“I’m proud of everything we’ve accomplished together as a team at Encore,” said Black. “We have the people, capital, credibility and a world of possibilities ahead of us. As a leader, the greatest compliment is for the company to succeed after you have gone. As I’ve come to know Ken and his vision, I’m confident that he’ll be able to take Encore into the future.”

About Encore Capital Group, Inc.

Encore Capital Group is a leading provider of debt management and recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, Encore Capital Group purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services, LLC subsidiary, Encore Capital Group assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans.

Headquartered in San Diego, Encore Capital Group is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about Encore Capital Group can be found at www.encorecapital.com. Encore Capital Group’s website and the information contained therein, is not incorporated into and is not a part of this press release.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

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